UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2018

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 20, 2018, Community Health Systems, Inc. issued a press release announcing the expiration and final results, as of midnight, New York City time, at the end of the day on June 19, 2018 (the “Expiration Date”), of offers by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) (i) up to $1,925 million aggregate principal amount of its new Junior-Priority Secured Notes due 2023 (the “2023 Notes”) in exchange for any and all of its $1,925 million aggregate principal amount of outstanding 8.000% Senior Unsecured Notes due 2019 (the “2019 Notes”), (ii) up to $1,200 million aggregate principal amount of its new 8.125% Junior-Priority Secured Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “New Notes”) in exchange for any and all of its $1,200 million aggregate principal amount of outstanding 7.125% Senior Unsecured Notes due 2020 (the “2020 Notes”) and (iii) to the extent that less than all of the outstanding 2019 Notes and 2020 Notes are tendered in the Exchange Offers, up to an aggregate principal amount of 2024 Notes equal to, when taken together with the New Notes issued in exchange for the validly tendered and accepted 2019 Notes and 2020 Notes, $3,125 million, in exchange for its outstanding 6.875% Senior Unsecured Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes and the 2020 Notes, the “Old Notes”). The maximum aggregate principal amount of New Notes issued in the Exchange Offers will not exceed $3,125 million (the “Maximum Exchange Amount”). Because the aggregate principal amount of Old Notes validly tendered as of the Expiration Date would, if accepted for exchange, cause the Maximum Exchange Amount to be exceeded, pursuant to the terms of the Exchange Offer, tenders of 2022 Notes will be accepted on a pro rata basis, subject to a proration factor of approximately 13%.

All conditions to the Exchange Offers (including the condition that at least 90% of the outstanding aggregate principal amount of the 2019 Notes are tendered) have been satisfied. As such, the Issuer expects to accept for purchase all 2019 Notes and all 2020 Notes validly tendered (and not validly withdrawn) prior to the Expiration Date and $368,131,000 aggregate principal amount of 2022 Notes validly tendered (and not validly withdrawn) prior to the Expiration Date. The settlement date for the Exchange Offers is expected to be June 22, 2018.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Community Health Systems, Inc., dated June 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2018	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Thomas J. Aaron
Thomas J. Aaron Executive Vice President and Chief Financial Officer (principal financial officer)